UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 15, 2003

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

              DELAWARE                  001-05270                   11-1817252

(State or other jurisdiction of      (Commission           (I.R.S. Employer incorporation or organization)       File Number)          Identification No.)

   485 MADISON AVENUE, NEW YORK, NY                                    10022

(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: (212) 355-4141

Item 5. Other Events

The holders of a majority of the Company's Common Stock of record on July 1, 2003 have executed written consents in lieu of a meeting of stockholders to amend the Amended and Restated Articles of Incorporation of the Registrant to decrease the number of authorized shares of capital stock to Fifteen Million One Thousand (15,001,000). The Registrant filed with the Secretary of State of Delaware a Certificate of Amendment to the Company's Amended and Restated Articles of Incorporation on July 15, 2003, which is attached herein as Exhibit 1.

Item 7. Exhibits

(1) Certificate of Amendment to the Amended and Restated Articles of Incorporation filed July 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 16, 2003

AMERICAN INDEPENDENCE CORP.

By: /s/ Teresa A. Herbert__________

Teresa A. Herbert

Chief Financial Officer

Exhibit 1

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMERICAN INDEPENDENCE CORP.

AMERICAN INDEPENDENCE CORP., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY THAT:

FIRST:      The name of the Corporation is "American Independence Corp."

SECOND:     The Amended and Restated Certificate of Incorporation was filed by the Secretary of State on November 14, 2002.

THIRD:      The Amended and Restated Certificate of Incorporation is hereby amended to effect a decrease in the number of authorized shares of stock.

FOURTH:     To accomplish the foregoing amendment, the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation shall be deleted and replaced by the following:

"(A) This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 15,001,000 shares. 15,000,000 shares shall be Common Stock, $.01 par value, and 1,000 shares shall be Preferred Stock, $.10 par value."

FIFTH:     The foregoing amendment was adopted by the directors of the Corporation at a duly called meeting and consented to by stockholders in accordance with the provisions of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of the Corporation this 15th day of July, 2003.

American Independence Corp.

/s/ Teresa A. Herbert_____

Teresa A. Herbert

Chief Financial Officer